DEVELOPMENT SERVICES AGREEMENT
                          ------------------------------

        THIS DEVELOPMENT SERVICES AGREEMENT (this "Agreement") is made and entered into as of (although not necessarily on) June 3, 1996 by and among INTEGRATED LIVING COMMUNITIES, INC. a Delaware corporation ("Company"), INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), which is a party to this Agreement for the purposes and to the extent set forth in Section 7.D. of this Agreement, and AGUIRRE, INC., a Texas corporation ("Developer").


                              Preliminary Statement

         A. Company desires to investigate and review such various factors as Company, in its sole discretion, may deem necessary and appropriate pertaining to the desirability and feasibility of entering into "build to suit" leases pursuant to which Company would become the tenant, occupant and operator of certain assisted living housing facilities to be constructed on the hereinafter referred to Sites (collectively, the "Projects") designed with the assistance of Developer in consultation with Company and/or Company's advisers so as to address Company's needs and requirements (to meet minimum licensure requirements for personal care facilities), such facilities to be acquired by and leased to Company by Developer or an approved designee of Developer;

         B. Developer has counseled and shall continue to counsel and advise Company in respect of the investigation and selection of sites, the review and evaluation of the various engineering, architectural, design, construction, and other pertinent issues that arise in connection with the site acquisition, and the development and construction of the Projects, and Developer has provided and shall continue to provide Company with the benefit of Developer's expertise and capacity to provide architectural, engineering, construction management and other professional personnel and/or consultants whose expertise is utilized in connection with such development activities, and Developer has incurred and shall continue to incur a variety of costs and expenses in connection with the rendition of such services;

         C. Company desires to retain Developer to provide certain services to Company in order to advise and assist Company in its investigation and review of matters pertaining to the acquisition of the Sites and development and construction of the contemplated Projects, and for the benefit of Company, Developer may as hereinafter provided review and pursue the various forms of financing arrangements and transactions which could be utilized in connection with such contemplated development so as to devise appropriate financing arrangements and transactions pursuant to which the Sites can be acquired and the Projects constructed and leased to Company;



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         D.  Company  envisions  that Company  shall make a public  offering and sale of securities (the "Offering") on or around September 1, 1996 (the date on which the Company's initial public offering is declared effective by the Securities and Exchange Commission being hereinafter referred to as the "Offering Date");

         E. Company desires to negotiate with Developer in regard to the possibility of entering into a "build to suit" lease agreement with Developer or its approved designee pursuant to which Developer or its approved designee would acquire the land for each Project and would develop and construct each Project, which would thereupon be leased to and occupied by Company (the entity acquiring a Project, which shall be Developer or a designee approved by Company as hereinafter provided, being hereinafter sometimes referred to as an "Owner");

         F. Developer and Company desire to set forth their mutual agreements in regard to the services which Developer shall from time to time provide to Company, the procedures to be followed by Developer and Company in connection with the submittal by Developer to Company and Company's review and response to information, studies, and other data pertaining to the acquisition and development of sites for the Projects and the various matters pertaining thereto;

         G. In recognition of the fact that Company shall have no obligation to enter into the contemplated Leases (as hereinafter defined) and the fact that at Company's behest Developer has furnished and shall hereinafter furnish valuable services, devote extensive resources to designing the Prototypes (as hereinafter defined), to conducting the preliminary "due diligence" activities to be conducted by Developer as hereinafter provided and to develop a proposed form of Lease to be submitted by Company for Developer's review and input as hereinafter provided, and in recognition of the fact that (i) in connection with the foregoing described services and activities, Developer has foregone and is likely to forego the opportunity to participate in other business opportunities due to the time and effort anticipated to be devoted by Developer's staff in connection with this Agreement and the transactions contemplated herein; provided, however, that Developer shall not be entitled to recover any compensation not provided for in this Agreement by virtue of having foregone any such opportunities) and (ii) Developer shall from time to time incur various costs and expenses, including without limitation interest on funds borrowed by Developer to pay for such costs and expenses and to fund labor and overhead necessary in the performance of Developer's responsibilities under this Agreement (it being acknowledged that Developer intends to borrow funds to enable Developer to fund labor, overhead and other costs and expenses which shall be incurred by Developer in connection with Developer's performance of its responsibilities hereunder and attempts to consummate the transactions contemplated herein), Company and Developer wish to provide for the reimbursement to Developer of Approved Costs (as hereinafter defined) incurred by Developer and for the payment to Developer of a fee for Developer's services in connection with the investigation, review and analysis of the various matters which Developer shall address in performing Developer's responsibilities hereunder; and IHS, which is affiliated with Company and wishes to induce

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Developer  to enter  into  this  Agreement  with  Company  and  recognizes  that
Developer will incur substantial costs and expenses (and will likely incur material indebtedness in order to fund such costs and expenses) in connection with this Agreement, desires to guaranty certain obligations of Company to Developer in the manner and to the extent provided in Section 7.D. of this Agreement; and

         H. It is contemplated that in addition to the services to be rendered hereunder, the parties shall hereinafter endeavor to negotiate a further agreement (the "National Agreement") pursuant to which Developer or its affiliate shall assist Company in managing the development of projects other than the Projects and performing Project maintenance and physical plant management services in connection with such projects; provided, however, that no party shall be under any obligation to enter into any such National Agreement and the failure of any such National Agreement to be consummated shall not affect or in any way impair the parties' respective obligations under this Agreement.

                  NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Developer hereby agree as follows:

         1. Appointment of Developer. Company appoints and authorizes Developer as an independent contractor to perform on behalf of Company such site investigation and development evaluation activities as directed by Company in its sole discretion as it relates to the evaluation of the desirability, feasibility, and cost of developing the Projects upon the various sites from time to time considered by Company for the location of the Projects. Developer agrees to perform such services on Company's behalf and for Company's account, as an independent contractor, subject to and upon the terms and conditions of this Agreement, and in connection therewith to engage and coordinate the efforts of such professionals as Developer reasonably determines to be experienced, reputable and appropriate for the performance of the various responsibilities to be undertaken pursuant to this Agreement including such personnel and/or consultants as engineers, architects, designers, landscape architects, soils consultants, construction contractors, environmental (with the environmental consultant(s) engaged by Developer to be satisfactory to Company), traffic, legal and other professional consultants for the investigation, evaluation, financing, design, and construction of the Projects.

         2.       Site Identification and  Purchase Activities.

         A. The Projects will be constructed upon the sites (collectively, the "Sites") identified on Exhibit A attached hereto and any additional sites designated by Developer and Company pursuant to a written agreement to such effect executed by and between Developer and Company.

         B. Developer shall assist Company in conducting and coordinating site purchase

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contract  negotiations with the various owners of the respective Sites and other additional potential sites designated by Developer and Company pursuant to a written agreement to such effect executed by and between Developer and Company,
and,  in  connection   therewith,   coordinate  the  activities  of  architects,
engineers, contractors, and other consultants for the purpose of analyzing and reviewing the Site locations and such potential additional site locations and development alternatives so as to facilitate the planning and development of the Projects.

         C. Company and Developer acknowledge that it is essential that they cooperate together in structuring arrangements for the acquisition of the Sites so as to render them readily financeable and thus enable Company (or, subject to Section 4 below, Developer) to secure financing for the acquisition of the Sites and the construction and development of the Projects thereon. Accordingly, Company shall forthwith provide Developer with a complete copy of any contract to acquire a Site for any Project from time to time entered into by Company (each, a "Contract"), and any such Contract shall be assignable to Developer or its approved designee at such time, if ever, as a Lease with respect to such Project is entered into by Developer or such designee with Company or its affiliate, as tenant.

         D. Company shall remit to the title company or other escrow agent the amount of any "earnest money" or "option fee" or other form of deposit or initial contract consideration or escrow payment required to be made pursuant to each Contract but Company's failure to do so shall not constitute a default hereunder. Company shall immediately furnish to Developer a true and correct copy of any amendment to or modification of any Contract from time to time entered into by Company.

         E. It is anticipated that the date of closing for the acquisition of all of the Sites shall occur on or before September 15, 1996 (the "Acquisition and Financing Closing Date") unless Company and Developer agree otherwise in writing. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, it is understood and agreed that the closing for the acquisition of any Site shall be subject to the prior or simultaneous unconditional execution of the Lease for such Project, the closing of the Construction and Acquisition Financing for such Project and the satisfaction of the conditions to closing under the Contract for such Project, the conditions to effectiveness, if any, under such Lease and the conditions to the initial funding under such Construction and Acquisition Financing. It is further understood and agreed that except for payment of its Termination Development Fee pursuant to Section 7 below and reimbursement of all Approved Costs incurred by Developer (and, if applicable, payment of any sums from time to time due to Developer pursuant to Section 4 and/or Section 7 and/or Section 9 of this Agreement, as the case may be), Company shall have no liability to Developer and Developer shall have no liability to Company in the event that a contract for any Site is not entered into or in the event that a Contract for any Site does not close, for any reason whatsoever, including without limitation, Company's or its affiliate's or Developer's or its designee's failure or refusal to close.

         3.       Acquisition Due Diligence Activities.

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         A. Upon  Company  or its  affiliate  entering  into a  Contract,  or if request by Company prior to Company's or its affiliate entering into a Contract, to the extent that the same has not been previously performed, Developer shall conduct or arrange for the performance by Developer or, at Developer's election, experienced, reputable and appropriate professionals engaged by Developer (and in the case of any environmental consultants, approved by Company, of such tests and reviews as Developer determines to be necessary or desirable (as well as such tests and reviews, if any, as Company reasonably requests), including without limitation studies and analysis relating to title and survey, zoning, required permits and/or licenses, access (including ingress and egress), utilities, environmental matters, drainage, civil and geotechnical engineering matters, soils conditions, water rights, site improvement cost estimates,
Project  tax  burdens,   and  matters  anticipated  to  affect  the  timing  and
feasibility  of  construction  and  development   activities.   Developer  shall
coordinate with Company to refine conceptual planning of the Projects, finalize the schematic designs of the relevant portions thereof, and, following the execution and delivery of the Leases, Developer shall prepare preliminary design development documents and thereupon prepare and submit requests for proposals and bid materials to potential contractors and vendors in accordance with the respective Leases. Based upon such reviews and responses to requests for proposals and bid solicitations and Developer's analysis thereof, Developer
shall  prepare  and  submit  for  Company's  review  a  preliminary   budget  of
construction and development costs and a preliminary schedule for various material phases and activities in connection with the contemplated construction and development of the Project. Ultimately, following the execution and delivery of a Lease and the financing documents for the Project subject thereto, Developer or the other applicable Owner shall enter into a construction contract (which shall provide for the establishment of a payment and performance bond covering the work subject thereto) with a general contractor whose performance shall be reviewed by Developer in its capacity as the construction management coordinator (pursuant to a construction management services agreement generally in the form of promulgated by the American Institute of Architects ["AIA"]) whose scope of work shall be consistent with the scope of work to be performed by a general construction manager utilizing AIA guidelines and practices.

         B. In the event that a Contract or a Lease is never executed for a Site or if the acquisition of title under a Contract does not close, following Developer's receipt of full payment of all sums due to Developer under this Agreement, Developer shall upon request of Company promptly deliver to Company all reports, studies, records, files, books and accounts with respect to such Site and/or the Project to be built thereon then in Developer's possession (provided, that Developer may retain copies thereof for its own internal use and shall not be required to provide any internal working papers or documents intended for the use of or distribution to Developer's staff); it being understood that the same were prepared or obtained by Developer for Company's benefit and account and at Company's expense and accordingly, that following Developer's receipt of full payment of all sums due to Developer under this Agreement, Company shall be entitled to receive the same upon request or upon termination of this Agreement.



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         4.       Financing Arrangements.

         A. Following the selection of the Site for each Project and the refinement of Developer's and Company's review and analysis of the anticipated cost of acquiring the Site and constructing the Project thereon, and the finalization of design, preliminary budgets, etc., Developer and Company may each negotiate with and solicit quotations and offers for financing from various institutional sources of financing ("Financial Institutions") such as investment banking firms, life insurance companies, venture capital companies and such other potential sources of funding for real estate investment as Developer or Company may deem appropriate, provided that before Developer contacts any Financial Institution it shall have registered in writing with Company the name of any such Financial Institution that Developer desires to contact with regard to any of the Projects and shall have secured Company's written consent to Developer's contacting such Financial Institution (such registered and consented to Financial Institutions being hereinafter referred to individually as a "Registered Financial Institution" and collectively as "Registered Financial Institutions" ). In connection therewith, Company agrees to promptly provide or cause to be provided to Developer such information and data as Developer may reasonably request in order to provide Developer with sufficient detailed information to provide to a Registered Financial Institution and Developer agrees to promptly provide or cause to be provided to Company such information and data as Company may reasonably request in order to provide Company with sufficient detailed information to provide to a Financial Institution. Developer shall furnish Company with a copy of any proposed information package contemplated to be provided to a Registered Financial Institution prior to the submittal thereof, and Company shall endeavor to promptly review the matters contained therein and advise Developer in writing of any respect in which such information package or any matters contained therein may be inaccurate or misleading and shall furnish any information reasonably necessary or appropriate to cure any defect therein. Developer shall cause any Registered Financial Institution to which it submits any such information package to agree to maintain the confidentiality of the proprietary information furnished in connection therewith, subject to the ability of such Financial Institution to divulge such information to its accountants, legal counsel, and other consultants.


         B. It is understood that Company, as well as Developer, is soliciting financing commitments and that Developer shall not contact or negotiate with any Financial Insitution that is not a Registered Financial Institution. Furthermore, in order to coordinate all efforts to solicit and obtain financing, it is essential that Developer only contact, and Developer agrees to only contact, Registered Financial Institutions. Developer shall deliver to Company a copy of any offer or commitment for financing obtained by Developer from any Registered Financial Institution. In the event that Company or any affiliate thereof does not enter into a Lease for a particular Project with Developer or an approved designee of Developer, but within one year from the Acquisition and Financing Closing Date or within one year from the date on which Developer delivered a copy of any offer or commitment to Company from a Registered
Financial Institution for the financing of such Project or has most recently conducted negotiations with such Financial Institution, whichever shall later occur, as the

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case  may  be,  Company  enters  into a  commitment  or  transaction  with  such
Registered Financial Institution for the financing of such Project, then in such case, in addition to any otherpayment which may be due to Developer hereunder, Company shall pay to Developer upon the closing and initial funding of the loan under such commitment an advisory fee (the "Financing Advisory Fee") in the amount of one percent (1.0%) of the aggregate sum of the maximum amount of all funds advanced or funded or committed by such Registered Financial Institution to be advanced or funded for the financing of such Project.

         C. As employed herein the term "financing" shall mean and refer to all sources of funding of any and every nature and kind including, without limitation, equity investments (whether direct or in the form of proceeds from the issuance and sale of securities) and direct and indirect forms of credit enhancement (e.g., the issuance of letters of credit) as well as the making of a loan. Company agrees to provide Developer with a copy of any offer or commitment for financing of any Project and any documents or instruments executed by Company and/or any affiliate thereof in connection therewith. The obligations of Company under this Section 4 shall survive the termination or expiration of this Agreement for a period of one year.

         D. Company shall be responsible for the payment of any commitment fee which may be due in respect of any financing in regard to any Project, which amount shall be credited against the rental which would otherwise be due and payable under the Lease to be entered into in respect of such Project.

         E. As noted above, Company reserves the right to independently seek to obtain financing for any of the Projects from sources identified by Company. If Company desires Developer to assist Company in securing and coordinating such financing, Company and Developer shall enter into a mutually satisfactory consulting agreement pursuant to which Developer shall render such services for an agreed upon financing advisory fee.

         5.       Presentation of Lease.

         A. Following or concurrently with the execution and delivery of a Contract for a Site and the refinement of Developer's and Company's review and analysis of the anticipated cost of acquiring the Site and constructing the Project thereon, Company and Developer shall seek to negotiate a mutually satisfactory "build to suit" lease agreement (a "Lease") for such Project. Upon execution of the Lease for such Site, Company will assign its rights under the Contract for such Site to Developer or to a designee approved by Company (herein referred to as an "approved designee"), it being agreed that any wholly owned subsidiary of Developer is hereby approved by Company and shall for all purposes be deemed to be an approved Designee and in respect of any other contemplated designee Company's approval thereof shall not be unreasonably withheld or delayed provided that in no event shall such designee be an Operator (as hereinafter defined in Section 16), and such Owner will acquire the Site for the Project and Developer (and such Owner if other than Developer) shall develop and construct the Project in accordance with the Lease [or a separate development

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and construction agreement for such Project],  which would thereupon be occupied and operated by Company or its affiliate, as tenant under such Lease. In this regard, Developer and Company shall endeavor as soon as possible to enter into an agreement approving a standard base lease form to serve as the model for each
respective  Lease  to  be  entered  into  for  each  Project,   subject  to  the
modification of such lease form to address economic issues or matters particular to the Project or lease transaction in question.

         B. Company and Developer shall use reasonable efforts to negotiate and enter into the Leases for each Project on or before the Acquisition and Financing Closing Date; provided, however, that neither Company or its affiliate nor Developer or its designee shall have any obligation to enter into any Lease and either Company or its affiliate or Developer or its designee may decline to do so for any reason that either such party may in its sole and absolute discretion deem appropriate. In the event that Company or its affiliate and Developer or its designee execute and deliver a Lease for a Project on or before the date set forth in Section 7 below, then in such case no Termination Development Fee with respect to such Project shall be payable pursuant to
Section 7 below.

         C. Although the terms of the respective Leases shall be subject to negotiation and shall be mutually satisfactory to each of the parties in its sole discretion, it is contemplated that the following matters shall be reflected therein:

         (1) All sums advanced by Company pursuant to this Agreement through the Acquisition and Financing Closing Date shall be applied in reduction of the amount of rental that would otherwise be payable pursuant to the Leases;

         (2) The base and renewal rental shall be determined on a basis that is mutually satisfactory to the parties;

         (3) The initial term of each Lease shall be no less than ten (10) years, with the tenant to be granted four five year renewal options;

         (4) The Lease shall be a "triple net" lease, with the tenant responsible for the payment of all costs and expenses
                  (including, without limitation, taxes, insurance, and maintenance expenses) in connection with the Site and the Project in question; and

         (5) The Lease may not be assigned by the tenant, nor may the tenant sublet the premises, except for a subletting to an affiliate or an assignment to an equally creditworthy and responsible successor tenant in connection with a merger, consolidation or sale of all or substantially all of tenant's assets, without the prior written consent of the landlord, which shall not be unreasonably withheld, delayed or conditioned, and the prior approval of the landlord's mortgagee, and may not be assigned by the landlord without the consent of the tenant if the proposed assignee is an Operator (as hereinafter defined) but shall

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                  otherwise be freely  assignable by the landlord.  The landlord under the Lease  shall not be an  Operator  at any time during
                  the  term  thereof.   The  Lease  shall  be  made   subjectand
                  subordinate to any first fee mortgage or deed of trust on the Project held by a Financial Institution, provided that such
                  Financial    Institution    enters    into   a    recognition,
                  nondisturbance, subordination and attornment agreement between tenant and such Financial Institution in form and substance mutually satisfactory to such parties;

         (6) Each respective Lease shall provide for Developer or a designee that is a wholly owned subsidiary of Developer to enter into a written agreement to provide architectural, construction management, furniture, fixture and equipment procurement, and Project maintenance and physical plant management services (at prevailing market rates of compensation) in respect of the applicable Project in question; and

         (7) Each Lease shall contain a right of first refusal in favor of the tenant and shall also grant to tenant an option to purchase the Site and the Project on a basis that is mutually satisfactory to the parties.

         6.       Reimbursement of Expenses.

         A. Attached hereto as Exhibit B for the purposes of illustration is a spreadsheet prepared by Developer to illustrate Developer's calculation of various anticipated costs and expenses to be reimbursed to Developer pursuant to this Agreement. Exhibit B is furnished for the purposes of illustration only, it being acknowledged that the nature and extent of the Approved Costs (as hereinafter defined) to be incurred is not yet readily ascertainable and has not yet been determined. Developer has incurred Approved Costs (as defined below) through the end of May, 1996 in an amount equal to approximately Four Hundred Thousand Dollars ($400,000.00), and Developer has heretofore received partial reimbursement for such Approved Costs in the amount of Two Hundred Thousand Dollars ($200,000.00) from Company. Company hereby agrees to pay Developer the additional sum of Two Hundred Thousand Dollars ($200,000.00) immediately following the date of Company's and Developer's execution and delivery of this Agreement to reimburse Developer for additional Approved Costs incurred by Developer. On or before September 10, 1996, Developer shall submit to Company a request for payment (the "First Draw Request") which shall contain an itemized specification of the amount of all then unreimbursed Approved Costs previously incurred by Developer in the performance of Developer's responsibilities under this Agreement (the "Reimbursable Costs"). Company shall pay to Developer the amount of the Reimbursable Costs covered by such Draw Request within ten (10) days from the delivery to Company thereof or by September 20, 1996, whichever shall occur later. In the event that the execution of the Leases, the acquisitions of the Sites, and the closing and initial funding of the Acquisition and Construction Financing do not occur on or before October 31, 1996, then in such case Developer shall submit to Company a request for payment (the "Final Draw Request")

DEVELOPMENT AGREEMENT - Page  9
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


which shall contain an itemized specification of the amount of all then unreimbursed Approved Costs incurred by Developer in the performance of Developer's responsibilities under this Agreement (the "Final Draw"). Such Final Draw shall be due and payable within ten (10) days from the delivery to Company thereof. Upon the full payment of the sums due hereunder, this Agreement shall terminate unless Company and Developer otherwise agree in writing. Developer shall provide Company with a semimonthly report of the amount of costs and expenses incurred by Developer and shall permit Company to inspect Developer's books and records in respect of Approved Costs for which Developer was reimbursed at any reasonable time within one year from the date of the payment of the Final Draw. In recognition of the fact that Developer is incurring substantial costs and expenses in connection with this Agreement and the transactions contemplated herein (and will be obtaining financing in respect thereof), Company shall promptly pay to Developer the full amount of the First Draw Request and the Final Draw Request and any other sum due pursuant to this
Section 6 without offset or deduction or set off of any kind and notwithstanding any dispute which may arise in regard to any item which may be included within any such draw request, but in the event that any audit performed by Company reveals that Company has made an overpayment to Developer, Developer shall forthwith refund the amount of any such overpayment. Notwithstanding any term or provision of this Agreement to the contrary, in the event that Company fails to make any payment to Developer when due under this Section 6, then in addition to any other right or remedy enjoyed by Developer, from and after such time until such time as Developer has received payment in full, Developer may suspend performance of any or all of its duties and obligations under this Agreement and in such case Developer shall not be liable nor responsible in any way for any damage or injury or loss arising from or in any way related to Developer's failure to perform any such duties or obligations.

         B. As used herein, "Approved Costs" means all costs or expenses (the aggregate amount of which shall not exceed the Maximum Approved Sum (as hereinafter defined) unless otherwise approved in writing by Company) incurred by Developer in connection with the performance by Developer of its responsibilities under this Agreement and in respect of the transactions contemplated herein including, without limitation of the generality of the foregoing, the direct labor, overhead, and out of pocket costs and expenses attributable thereto, as well as all third party environmental, engineering, or other consultants or professionals engaged by Developer and any interest costs incurred by Developer on funds borrowed by Developer from any bank to fund costs and expenses incurred by Developer in connection with this Agreement and the transactions contemplated hereby, it being understood that Approved Costs shall specifically include all such costs and expenses incurred in respect of the review and evaluation of any potential additional sites pursuant to Section 2.B. hereof. For the purposes hereof, the Maximum Approved Sum shall mean the total amount for the various line items and their costs as shown on Exhibit B and shall be an amount equal to the greater of (i) the total sum shown on Exhibit B or (ii) such other greater amount, if any, as is hereafter approved in writing by Company. If Developer anticipates that Approved Costs may be incurred by Developer in connection with the performance by Developer of its responsibilities under this Agreement in excess of the Maximum Approved

DEVELOPMENT AGREEMENT - Page  10
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

Sum, Developer may request approval of an increase in the Maximum Approved Sum in writing and if Company approves such increase of the Maximum Approved Sum in writing, then such increased Maximum Approved Sum so expressly approved by Company shall also constitute the Maximum Approved Sum under this Agreement for Approved Costs for which Developer may request reimbursement as provided in Paragraph A above. In the event that Company does not approve Developer's request for any increase in the Maximum Approved Sum, then in such case, notwithstanding any term or provision of this Agreement to the contrary, Developer shall not be required to incur any costs or expenses in excess of the Maximum Approved Sum and shall not be required to perform any duty or obligation hereunder which could entail Developer's incurring any costs or expenses in excess of the Maximum Approved Sum.

         C. Developer hereby represents and certifies to Company that all costs and expenses which form the basis of a Draw Request are (i) Approved Costs, (ii) fair, reasonabe and necessary costs and expenses actually incurred by Developer in connection with the performance of its responsibilities under this Agreement with respect to the Projects, and (iii) if such cost or expense is for payment to a third party for services performed or materials rendered, such services were actually performed and/or materials rendered in a manner satisfactory to Developer so that such third party was entitled to payment. Developer further represents and warrants that it will not engage any person or entity, unless such person or entity in Developer's judgment is experienced and reputable and charges competitive rates. Developer agrees to consider engaging or using a contractor or vendor recommended by Company in an effort to reduce costs unless Developer has a reasonable objection to doing so.

         D. By its signature below, to induce Developer to enter into this Agreement with Company, Integrated Health Services, Inc. ("IHS") hereby unconditionally guarantees to Developer the payment of Approved Costs and any Termination Development Fee or any other sum due to Developer which Company is obligated to pay pursuant to this Agreement, as this Agreement may be hereafter from time to time amended, without the joinder or approval of IHS. If following the Offering Date (i) the Offering is consummated and IHS receives the proceeds from the sale thereof, (ii) Company's creditworthiness is satisfactory to Developer and its lender, and (iii) no default by Company in the performance of its obligations under this Agreement has occurred and is continuing, then Developer shall executed a written release and discharge of IHS from its guaranty hereunder (the "Release"), and from and after Developer's execution and delivery of the Release, IHS shall have no further liability hereunder and shall thereupon be released from any and all of its guarantee obligations hereunder. For the purposes of clause (ii) of the immediately preceding sentence, Company's creditworthiness shall be deemed to be satisfactory to Developer and its lender if on the Offering Date or on the date of the first quarterly Form 10-Qfiling of the Company with the Securities and Exchange Commission the following conditions have been fulfilled: (i) the prospectus or Form 10-Q declares or contains a financial statement evidencing that Company's net worth is at least $50,000,000.00 and (ii) the prospectus or Form 10-Q declares or contains a financial statement evidencing that the Company has no less than



DEVELOPMENT AGREEMENT - Page  11
- ---------------------

$25,000,000.00 in cash.

         7. Termination Development Fee. In the event that for any reason the execution of the Leases, the acquisitions of the Sites, and the closing and initial funding of the Acquisition and Construction Financing of the Projects do not occur with respect to any Project(s) on or before October 31, 1996 or the date this Agreement is terminated, whichever is earlier (the "Termination Development Fee Payment Date"), then in such case (unless this Agreement has been terminated for cause (as hereinafter defined) by Company for any reason other than gross negligence), Developer shall be entitled to a fee (the "Termination Development Fee") in an amount equal to fifteen percent (15%) of the total aggregate sum of the Approved Costs incurred by Developer through the Termination Development Fee Payment Date which are to be reimbursed to Developer pursuant to Section 6 above with respect to such Project(s), to compensate Developer for its services hereunder. The parties acknowledge that because it will be difficult (if not impossible) to allocate with any accuracy the Approved Costs between the various Projects, for the purposes of determining the Termination Development Fee that Developer would be entitled to for a Project, the aggregate sum of the Approved Costs incurred by Developer shall be divided evenly between all Projects. Company shall pay the Termination Development Fee to Developer within ten (10) days after the Termination Development Fee Payment Date. Notwithstanding the foregoing, in the event that the execution of the Leases, the acquisitions of the Sites, and the closing and initial funding of the Acquisition and Construction Financing of such Project(s) occur on or before March 31, 1997, any Termination Development Fee paid by Company to Developer hereunder shall be credited against the rental which would otherwise be due and payable under the Leases.

         In the event that within three years from the termination date of this Agreement Company (or any entity controlled by or under common control with Company) goes forward in developing any Project (or any similar type of project utilizing design concepts derived from work performed by Developer) without the involvement and participation of Developer, in recognition of the material assistance provided by Developer, Company shall also pay to Developer an additional Termination Development Fee in an amount equal to two percent (2%) of the aggregate total sum of all construction costs incurred in respect of the construction of any such Project or other project in which Developer is not involved; provided, however, that no such additional Termination Development Fee shall be due or payable in the event that Developer was asked to serve as the construction management coordinator in respect of the construction of any such project whose design utilizes or is derived from a Prototype and declined to so serve (unless such declination was in good faith, such as, for example, because Company would not enter into an AIA standard form of construction management agreement or if Company is not willing to agree to pay Developer at the then prevailing rate of compensation charged by high quality architects and/or construction managers in Dallas, Texas for such services) or if this Agreement is terminated for cause by Company for any reason other than gross negligence.



DEVELOPMENT AGREEMENT - Page  12
- ---------------------

         8. Cooperation; Contact Persons. Developer and Company shall use all reasonable efforts to cooperate with each other in selecting the site for each Project, evaluating and reviewing the various alternatives from time to time presented to Company for its consideration, and meeting with each other upon request and responding to each other's requests for information. To facilitate the cooperation and coordination of Company andDeveloper, the parties agree that Kyle Shatterly of Company and C. Earl Dedman of Developer shall be the respective initially designated "Contact Persons" to whom inquiries and requests for information. on a day-to-day basis, should be directed.

         9. Prototype Design. Company has requested Developer to design two prototype facilities (collectively, the "Prototypes"). Developer shall secure and retain a copyright in respect of the design of each Prototype, but Developer shall convey its copyright interests to Company following its receipt of full payment of the design fee for each Prototype pursuant to a written agreement between Developer and Company providing that unless Developer serves as the construction management coordinator, or was asked to serve as the construction management coordinator and declined (unless such declination was in good faith, such as, for example, because Company would not enter into an AIA standard form of construction management agreement or if Company is not willing to agree to pay Developer at the then prevailing rate of compensation charged by high quality architects and/or construction managers in Dallas, Texas for such services), in respect of the construction of any Project (or any other similar project) whose design utilizes or is derived from a Prototype, Company shall pay to Developer a fee in an amount equal to one and one half percent (1.5%) of the total construction costs incurred in respect of the construction of any such Project. Upon Developer's conveyance to Company of its copyright interest in the design of the Prototypes, Developer may not use or authorize any other person to use such design except for work performed for the Company or any affiliate thereof. Until such time as Developer shall have been paid in full pursuant to this Agreement, Developer shall have and retain full and exclusive ownership and all rights to and in respect of all designs of all Projects performed by Developer and all drawings, sketches and materials pertaining thereto. If
Developer was asked to serve as the construction management coordinator in respect of the construction of any Project (or any other similar project) whose design utilizes or is derived from a Prototype and declined to so serve (unless such declination was in good faith, such as, for example, because Company would not enter into an AIA standard form of construction management agreement or if the parties fail to agree upon the amount of compensation to be payable to Developer for its services) , no such fee shall be due or payable.

         10. Termination of this Agreement. This Agreement shall be in effect for a period of one (1) year from the date hereof, provided, however, that:

         A. This Agreement may be terminated at any time, without cause, for any reason or for no reason, by Company, which termination shall be effective least thirty (30) days from the date on which written notice thereof from Company is received by Developer. Upon any such termination of this Agreement, then Company shall pay to Developer any



DEVELOPMENT AGREEMENT - Page  13
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


sums due under this Agreement, and unless otherwise provided in this Agreement, neither party shall have any other or further obligation or liability to the other.

         B. This Agreement may be terminated by Company at any time for cause, which termination shall be effective three (3) business days following the date on which Company's written notice of such termination is received by Developer. For the purpose of thisAgreement, "cause" shall be deemed to mean gross negligence, fraud, malfeasance, bad faith material breach of this Agreement by Developer or its approved designee or the bankruptcy or insolvency of Developer or its approved designee.

         C. Upon termination of this Agreement and the full payment to Developer of all sums due under this Agreement, Developer shall promptly deliver to Company all reports, studies, records, files, books and accounts with respect to the Projects and/or Sites then in Developer's possession or control (provided, that Developer may retain copies thereof for its own internal use and shall not be required to provide any internal working papers or records of Developer nor any document intended for the internal use of and/or distribution to Developer's staff) and release and transfer to Company or its affiliate any and all right, title or interest it or any of its affiliates may have in and to the Sites or any agreements relating thereto .

         11. Notices and Communications. All notices, demands, approvals and requests given by either party to the other hereunder shall be in writing and shall be delivered via a reputable overnight delivery service or sent by telecopy (with hard copy to follow by registered or certified mail, postage prepaid), to the parties at the following addresses:

If to Company:
- --------------

Integrated Living Communities, Inc.
c/o Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, MD 21117
Attention:  Kyle Shatterly
            Senior Vice President
Telecopier No.: (410) 998-8501
Telephone No.: (410) 998-8927

         With a copy to:

Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, MD 21117
Attention:  Marshall A. Elkins
Telecopier No.: (410) 998-8747
Telephone No.: (410) 998-8408


DEVELOPMENT AGREEMENT - Page  14
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


If to Developer:
- ----------------

Aguirre, Inc.
12750 Park Central Drive, Suite 1508
Dallas, Texas 75231
Attention: C. Earl Dedman
Telecopier No. (214) 788-1583
Telephone No.:  214-788-1508

         With a copy to:

Bennett I. Abramowitz, Esq.
Fernandez, Forgerson & Knebel
1717 Main Street, Suite 2100
Dallas, Texas 75201
Telecopier No. (214) 747-2144
Telephone No.:  (214) 747-2100

         Either party may at any time change its respective address by sending written notice of such change to the other party, which notice shall be effective five (5) business days from the date of the other party's receipt thereof. Any other type of notice shall be deemed to have been given upon the earlier to occur of the actual receipt thereof or the third business day following the mailing thereof in accordance with the terms hereof (provided, however, that notice of termination of this Agreement shall not be effective until the day when it is actually received by the non-terminating party).

         12.      General Provisions

         A. Developer represents and warrants that it has personnel who are members of its staff who will perform services to be rendered by Developer hereunder and are experienced in advising and consulting owners and operators in all phases of developing housing, residential, health care facility and assisted living projects in a variety of locations throughout the United States of America, including, but not limited to, the purchasing, financing, planning, and constructing of such projects from inception to obtaining certificates of occupancies therefor.

         B. Developer shall maintain a comprehensive system of office records, files, books and accounts with respect to the Projects and the Sites in a manner consistent with the practices and procedures customarily employed by Developer and in an manner reasonably satisfactory to Company, which records shall be subject to examination by Company at reasonable hours. The obligations of this Paragraph B shall survive the expiration or earlier termination of this Agreement for a period of one year.

         C. Comply with present and future laws, ordinances, orders, rules, regulations


DEVELOPMENT AGREEMENT - Page  15
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


and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, or any other body exercising the functions similar to those of any of the foregoing, which are applicable to Developer and the performance of Developer's duties hereunder and promptly give notice to Company of any condition at any of the Projects which, to the actual knowledge of Developer, violates any such law,ordinance, order, rule, regulation or requirement.

         D. Developer shall promptly give notice to Company of any condition or circumstance of which Developer has actual knowledge, concerning any of the Sites or Projects which Developer believes could have a material adverse effect on Company or on the consummation of the transactions contemplated by Company as to any Project.

         E. Developer agrees to perform the activities and duties required of it under this Agreement in conformance with the professional standards customarily observed by advisors and consultants engaged in performing such activities and duties. Developer shall make available to Company its knowledge, skills, ideas, experience and abilities with respect to all matters pertaining to the Projects and their development and shall be available to consult with, advise and inform Company and Company's consultants at reasonable times during the term of this Agreement.

         F. It is the intention of the parties that Developer shall be, and remain, an independent contractor. The parties do not intend to create a partnership, co-tenancy, joint venture or agency of any kind.

         G. Developer and IHS have heretofore entered into that certain letter agreement (the "Confidentiality Agreement"), a copy of which is attached as Exhibit C to this Agreement, with respect to the confidentiality of certain information pertaining to the transactions contemplated herein. Developer, IHS, and Company hereby ratify, adopt and affirm the Confidentiality Agreement, which is incorporated herein by this reference and which shall govern Developer's obligations in respect of the disclosure of confidential information, and agree that the termination of this Agreement shall not terminate or impair the effectiveness of the Confidentiality Agreement..

         H. Developer shall not, without the prior written approval of Company, make any news release, public announcement, denial or confirmation of any part of the subject matter of this Agreement or any Contract or other agreement entered into with respect to any of the Projects, or disclose to any third party any privileged or confidential information obtained in connection with this Agreement or any of the Projects except incident to the performance of its duties hereunder. Notwithstanding anything herein to the contrary, however, from and after the acquisition of the Sites, Developer shall be able to disclose to the public that Developer has performed design and development services for Company in respect of the Projects.

         I. Except for costs and expenses reimbursable to Developer pursuant to this



DEVELOPMENT AGREEMENT - Page  16
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


Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         13.  Lack of Authority.

         A. Notwithstanding any other provision of this Agreement, Developer shall have no authority to take any of the following actions, except upon the prior written approval of Company:

                  (1) Acquire any land or Project or interest therein in the name of Company or any subsidiary or nominee thereof, or as agent of Company or any subsidiary or nominee thereof;

                  (2) Prior to the acquisition of the Sites, sell or otherwise transfer, mortgage or encumber any part of the Projects or consent to the placing of any encumbrance on any Project or any part thereof.

                  (3) Make any contract or agreement in the name of Company or any subsidiary or nominee thereof, or as agent of Company or any subsidiary or nominee thereof, or which in any way purports to bind or obligate Company or any subsidiary or nominee thereof in any way;


                  (4) Make any expenditure or incur any obligation on behalf of Company or any subsidiary or nominee thereof, or as agent of Company or any subsidiary or nominee thereof; and

                  (5) Take any action which by any provision of this Agreement is required to be approved in advance in writing by Company.

         B. Nothing in this Agreement shall be construed as an authorization by Company to Developer of any act restricted by law or any covenant or restriction encumbering or affecting any Project.

         14. Indemnification. Developer hereby indemnifies and agrees to hold harmless Company against and from any and all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees and disbursements) up to an aggregate amount not to exceed One Million Dollars ($1,000,000.00) which result from (i) Developer's grossly negligent acts, errors or omissions or misconduct in the performance of Developer's duties under this Agreement, or (ii) the gross negligence, willful misconduct, or willful material breach of this Agreement by Developer or any of its employees. Company agrees to indemnify, defend and hold Developer and its employees

DEVELOPMENT AGREEMENT - Page  17
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


harmless from and against any and all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees and disbursements) up to an aggregate amount not to exceed One Million Dollars ($1,000,000.00) arising out of or in connection with any willful material breach by Company of this Agreement or the gross negligence or willful misconduct of Company or any of Company's employees. The provisions of thisSection shall survive the expiration or termination of this Agreement for claims arising or accruing prior to such expiration or termination.

         15. Litigation. In the event that any litigation arises in respect of this Agreement or any matter pertaining hereto, the prevailing party in any such proceedings shall be entitled to recover court costs and the costs of its attorneys fees and related legal expenses as part of any judgment awarded to such prevailing party.

         16. Covenant Not To Compete and Right of First Opportunity

         A. During the term of this Agreement and, if Developer or its approved designee and Company enter into any Lease in respect of any Project, for a period of one and one half (1-1/2) years after the date of the termination of this Agreement, neither Developer nor any corporation, partnership or other business entity or person controlling, controlled by or under common control with Developer ("Restricted Party"), shall, directly or indirectly, operate, manage, own, control, be a consultant (except for arranging or providing financing) for or enter into a service contract (except to arrange or provide financing) with, any entity existing or to be formed that competes with Company (any such person or entity being herein referred to as an "Operator") by providing assisted living care in a facility (i) whose primary function is to provide assisted living care and (ii) which is located within twenty five (25) miles from the exterior boundaries of the Project subject to such Lease (a "Competing Facility"); provided, however, that the foregoing terms and provisions shall not preclude any Restricted Party from (1) providing services to or otherwise doing business with an Operator in respect of any facility that is not a Competing Facility or (2) providing financing (or assisting an Operator in securing financing) for any facility, including any Competing Facility.


         B. For a period of two years from the date of execution of this Agreement, except incident to the performance of Developer's duties under this Agreement, no Restricted Party shall disclose, directly or indirectly, to any person outside of Company's employ, without the express written authorization of Company, any resident lists, pricing strategies, resident files and records, proprietary data or trade secrets relating to any of the Projects or any financial or other information about the Projects not then in the public domain. The foregoing limitations shall not be applicable in respect of any disclosures made to any Registered Financial Institution and shall be subject to and superseded by any conflicting or inconsistent provisions of the Leases or any financing related documents hereafter executed by Company and/or any affiliate of Company.

         C. For a period of three (3) years from the date of this Agreement, no Restricted

DEVELOPMENT AGREEMENT - Page  18
- ---------------------

Party shall solicit any of the physicians, customers, vendors, suppliers, associates, employees, independent contractors, residents or families of residents admitted to, or employed at a Project, or by Company or its affiliate, as tenant under the respective Leases, to take any action or to refrain from taking any action or inaction that would be disadvantageous to Company or such tenant or the Project, including (but not limited to) the solicitation of theirrespective physicians, suppliers, customers, vendors, associates, employees, independent contractors, residents or families of residents to cease doing business, or their association or employment with the Company or such tenant or the Project. Notwithstanding the foregoing, for purposes of this Section, any advertisement prepared for and disseminated to the public in general, which advertises the services of any facility of a Restricted Party not otherwise in violation of this Section or advertises the need for services to be supplied to such a facility, shall not be deemed to be an inducement or solicitation with respect to any such residents, physicians, suppliers or independent contractors.

         D. Developer acknowledges that the restrictions contained in this Section are reasonable and necessary to protect the legitimate business interests of Company and that any violation thereof by any of the Restricted Parties would result in irreparable harm to Company. Accordingly, Developer agrees that upon the violation by any of the Restricted Parties of any of the restrictions contained in this clause, Company shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise (provided, however that Developer shall in no event be liable for any special, consequential or punitive damages, and Company hereby waives any claim or right thereto which it might otherwise enjoy). In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

         E. During the term of this Agreement, except for opportunities presented to Developer by any Operator, Developer shall offer to Company the opportunity to participage in the acquisition and development and operation of any additional potential site identified by Developer for any personal care, Alzheimer's disease care, or assisted living care facility prior to offering any such opportunity to any Operator.

         F.  Developer  and  Company  recognize  and  acknowledge  that they may hereafter enter into one or more written agreements including, without limitation, the National Agreement and the Leases, and hereby agree that in the event of any conflict or inconsistency between any of the provisions of this Agreement and any such subsequent written agreement, the provisions of such subsequent written agreement shall govern and supersede any conflicting or inconsistent provisions of this Agreement.

         17. Conditional Limitation. Notwithstanding anything to the contrary contained in this Agreement, in the event that by June 30, 1996 Developer is unable to obtain a line of credit or other financing to fund the costs and
expenses  that   Developer   will  be  incurring  in

DEVELOPMENT AGREEMENT - Page  19
- ---------------------
the performance of its responsibilities under this Agreement despite good faith efforts on the part of Developer to obtain such financing, Developer shall notify Company of its inability and shall have the right to terminate this Agreement upon fifteen days notice to Company, and upon the giving of such notice this Agreement shall automatically terminate unless prior to the expiration of such fifteen day notice period Company or IHS agrees to provide suchfunding or financing to Developer, in which event this Agreement shall remain in full force and effect and Developer's termination notice shall be deemed nullified.

         18. Miscellaneous Provisions. This Agreement sets forth the entire agreement of the parties hereto and supersedes any prior oral or written understanding or agreement, which shall be null and void. No purported amendment or modification of this Agreement shall be effective unless and until such amendment or modification is set forth in a writing signed by each of Company and Developer. This Agreement has been jointly negotiated by Company and Developer with the assistance of their respective legal counsel and accordingly, notwithstanding any rule or principle of construction to the contrary, no term or provision of this Agreement shall be construed in favor of or against either party by virtue of the authorship or purported authorship thereof. The headings and captions of the sections and paragraphs of this Agreement are for convenient reference only and shall not be considered in construing or interpreting this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof and no party shall be required to account for the presence or absence of any other such counterpart. This Agreement is performable in and shall be governed by the laws of the State of Texas. This Agreement may not be assigned by Company except to an affiliate or in connection with a merger, consolidation or sale of all or substantially all of tenant's assets without the prior written consent of Developer and neither this Agreement nor any duties or rights hereunder may be delegated or assigned or transferred by Developer; provided, however, that Developer may assign its rights to payments due hereunder to any party providing a line of credit or other financial accommodations to Developer. All the provisions of this Agreement are intended to bind and to benefit only the parties hereto and their permitted successors and assigns. It is not intended that any such provisions benefit, and it shall not be construed that these provisions benefit or are enforceable by, any creditors (other than the enforcement of Company's and/or IHS's payment obligations hereunder by any creditor providing a line of credit to Developer), contractors or other third parties.


                  IN WITNESS WHEREOF, this Agreement has been executed by Company and Developer and IHS effective as of (although not necessarily on) June 3, 1996 on the attached Signature Page.


DEVELOPMENT AGREEMENT - Page  20
- ---------------------

                                 SIGNATURE PAGE

                                       to

                              DEVELOPMENT AGREEMENT
                              ---------------------


COMPANY:
- --------

EXECUTED on June 12, 1996




INTEGRATED LIVING COMMUNITIES, INC.
a  Delaware  corporation




By:      /s/ Edward J. Komp
         -------------------------------------
         Edward J. Komp,
         President and Chief Executive Officer

IHS:


The undersigned, Integrated Health Services, Inc., is executing this Agreement for the purposes set forth in Section 6 (D) hereof.

INTEGRATED HEALTH SERVICES, INC.


By:      /s/ Edward J. Komp
         ------------------------
         Edward J. Komp,
         Executive Vice President

DEVELOPER:
- ----------


EXECUTED on June 5, 1996




AGUIRRE, INC.,
a Texas corporation


By:      /s/ C. Earl Dedman
         ------------------------
         C. Earl Dedman,
         Executive Vice President

                                    EXHIBIT A
                                    ---------




TEXAS                                         LOUISIANA
- -----                                         ---------

Bedford/Colleyville                           Baton Rouge-O'Neil

Dallas                                        Baton Rouge-Audubon

Fort Worth                                     Alexandria

Grand Prairie                                 Bossier City

Henderson                                     Lafayette

New Brannfels

Plano

Southlake

San Antonio - Deerfield

San Antonio - Medical Center

San Antonio - Oakwell





Note: The development budget assumes that 16 sites will be selected and implemented.


Executed on June 6, 1996                Executed on ____________, 1996
AGUIRRE, INC.                           INTEGRATED LIVING COMMUNITIES,INC.
A Texas Corporation                     A Delaware Corporation

By:   /s/ Earl Dedman                   By:   /s/ Edward Komp
   ------------------------------            -------------------------------
      L. Earl Dedman                           Edward T. Komp
      Executive Vice President                 President/Chief Executive Officer

                                    EXHIBIT B
                                  ------------

                             [Intentionally Omitted]

                                    EXHIBIT C
                                    ---------

                            CONFIDENTIALITY AGREEMENT

                                 March 22, 1996

Mr. John R. Lanier
Aguirre, Inc.
12700 Park Central Drive
Dallas, Texas 75251

                    Re:  Confidentiality Agreement


Dear John:

          This letter will serve to set forth our mutual understanding and agreement regarding certain information ("Information") that we may disclose to each other in the course of our discussions and negotiations with respect to the Assisted Living Public Offering.

     1. For a period of two years from the date hereof, neither party shall disclose to any other person, firm, corporation or other entity any of the Information received from the other party, whether such Information is transmitted to the other party in written, verbal or other form, or use any such Information in any way materially detrimental to either party, except that such Information may disclosed by the parties to their respective employees, attorneys and advisors engaged in discussions regarding the contemplated business transactions.

     2. Each party shall use the same degree of care to avoid disclosure or use of the Information provided by the other party as it employs with respect to its own proprietary Information that is considered important to the operation of its business.

     3. The parties hereto agree that the Information shall not be deeemed proprietary, and neither party shall have any obligation with respect to any Information, which:

          a. is or becomes publicly known through no wrongful act of either party; or

Mr. John R. Lanier
March 22, 1996
Page Two




          b. is recieved on a non-confidential basis from a third party with-out a similar restricition and without breach of this Agreement; or

          c. is approved for release by written authorization of the party providing the confidential Information. Such authorization shall be signed by a corporate officer of the providing party.

     4. All written Information and other physical forms of Information delivered by either party to the other party shall be and shall remain the property of the providing party. Upon written request by the providing party, the receiving party shall promptly follow the providing party's instructions to either return or destroy such written or other materials and any and all copies thereof.

     5. The receiving party shall have no ownership rights in the Information and agrees that it shall not print, or copy, or permit to be printed or copied, in whole or in part, the Information without the prior written permission of the providing party, except as necessary to discuss the aforesaid business transactions.

     6. Each party acknowledges that unauthorized disclosure or use of the Information provided by the other party may cause harm and damage to the business of the providing party which may be difficult to ascertain and which may not be adquately compensated in damages at law. Therefore, each party agrees that it may be enjoined from disclosing or using the Information.

     7. This Agreement shall be binding upon and inure to the benefit of the parties' succesors in interest. This Agreement shall not be assignable by either party hereto without the written consent of the other party hereto and any purported assignment without such consent shall be void. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous communications, representations, understandings, and agreements, either oral or written between the parties or any officials or representatives thereof. This Agreement may not be changed or modified save by a written agreement signed by the parties hereto or by their successors in interest. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

Mr. John Lanier
March 22, 1996
Page Three




     Kindly inidicate your agreement with the foregoing by signing and returning to us a copy of this letter.


                                           Sincerely,



                                           By:  /s/ Michael D. Drusano
                                              ---------------------------------
                                              Michael D. Drusano
                                              Director Project Finance


ACCEPTED AND AGREED THIS  28th DAY OF March, 1996.

By:    /s/ Earl Dedman
       -----------------------------
Name:  EARL DEDMAN, P.E.
       -----------------------------

Title: EXECUTIVE VICE PRESIDENT
       -----------------------------


MARCELA ABADI    /s/ Marcela Abadi
                 --------------------------
KEN CROSBY       /S/ Ken Crosby
                 --------------------------
HENRY D'ELENA    /s/ Henry D'Elena
                 --------------------------
VINCE MILLER     /s/ Vince Miller
                 --------------------------